                                                                     EXHIBIT 4.1
                                                                     -----------

               NOTE:  ATTACHED SCHEDULE FOR OMITTED INFORMATION

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. __________                                                     $____________


                      DIAL-THRU INTERNATIONAL CORPORATION

                               CONVERTIBLE NOTE


     DIAL-THRU INTERNATIONAL CORPORATION, a Delaware corporation (together with its successors, the "Corporation"), for value received hereby promises to pay to:

                      ___________________________________

(the "Holder") and registered assigns, the principal sum of ____________________________ Dollars ($_________), on or before the earlier of
(a) February 4, 2001 or (b) the Corporation's consummation of a Qualified Financing (as defined below) (the "Maturity Date"). This Convertible Note has been issued pursuant to the terms of the Convertible Note and Warrant Subscription Agreement delivered of even date herewith. No interest shall accrue or be payable on the principal amount that may be outstanding from time to time under this Convertible Note.

1.   CERTAIN DEFINITIONS.

     In addition to the defined terms included elsewhere herein, the following terms as used herein shall have the following meanings:

     "Common Stock" means the common stock of the Corporation, par value $.001 per share.

     "Conversion Period" means the period commencing upon the ninety-first
(91st) day following the date hereof and ending upon the repayment in full of this Convertible Note.

     "Conversion Price" shall mean $4.00 per share, as adjusted pursuant to
Section 4.3.

_______________________________________________________________________________
CONVERTIBLE NOTE - Page 1

     "Qualified Financing" shall mean the Corporation's receipt of net proceeds of no less than five million dollars ($5,000,000) as a result of the consummation of any debt or equity financing by the Corporation, other than any equipment financing or capital leases.

2.   PAYMENT TERMS.

     2.1. Convertible Note.  The principal balance of this Convertible
Note ("Convertible Note") shall be convertible at any time or from time to time, in whole or in part, into Common Stock of the Corporation as set forth in
Article 4 below.

     2.2. Repayment of Note.

          (a) The Corporation shall repay the remaining unpaid balance of this Convertible Note on the Maturity Date.

          (b) The Corporation may voluntarily prepay all or any portion of this Convertible Note (in $1,000 increments) at any time prior to the commencement of the Conversion Period, and Holder shall not have any right to convert this Convertible Note with regard to the amounts so prepaid.

          (c) The Corporation may voluntarily prepay all or any portion of this Convertible Note (in $1,000 increments) during the Conversion Period upon ten days prior notice to the Holder, whereupon the Holder shall have the right to convert this Convertible Note pursuant to Article 4 below.

     2.3. Method of Payment. The Corporation will pay all cash sums due on this Convertible Note by wire transfer of immediately available funds to the Holder of this Convertible Note in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address specified for the Holder in Section 5.3, or by such other method or at such other address as such Holder shall have from time to time specified to the Corporation in writing for such purpose, without the presentation or surrender of this Convertible Note.

     2.4. Additional Warrants. If this Convertible Note has not been repaid within six months following the date of issuance, the Corporation will issue to Holder warrants in the form attached hereto as Exhibit A to acquire an
                                               ---------
additional 125 shares of Common Stock at an exercise price of $2.75 per share for each one thousand dollars ($1,000) principal amount outstanding (and not previously converted) under this Convertible Note as of such date.

3.   REGISTRATION.

     3.1. Record Ownership. The Corporation shall maintain a register of the Holder of this Convertible Note (the "Register") showing its name and address and the serial number and principal amount of Convertible Note issued to or transferred of record by it from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Corporation may treat the Person named as the Holder in the Register as the sole owner of this Convertible Note. The Holder (as properly noted in the Register) is the Person exclusively entitled to receive payments on this Convertible Note, receive notifications with respect to this

_______________________________________________________________________________
CONVERTIBLE NOTE - Page 2

Convertible Note, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

     3.2. Registration of Transfer. Transfers of this Convertible Note may be registered on the Register. Transfers shall be registered when (i) this Convertible Note is presented to the Corporation with a request to register the transfer hereof; (ii) the Convertible Note is accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation, duly executed by the Holder thereof or his attorney duly authorized in writing; (iii) the Corporation has received reasonable assurances that the endorsements are genuine and effective; and (iv) the Corporation has received evidence reasonably satisfactory to it that such transfer is rightful and in compliance with this Convertible Note and all applicable laws, including state and federal securities laws. When this Convertible Note is presented for transfer and duly transferred hereunder, it shall be canceled and a new Convertible Note showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Convertible Note is presented to the Corporation with a reasonable request to exchange it for an equal principal amount of Convertible Notes of other denominations, the Corporation shall make such exchange and shall cancel this Convertible Note and issue in lieu thereof Convertible Notes having a total principal amount equal to the outstanding principal amount of this Convertible
Note in the denominations requested by the Holder.

     3.3. Worn and Lost Securities. If this Convertible Note becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Corporation or its agent may issue a new Convertible Note in lieu hereof upon its surrender bearing a number not contemporaneously outstanding. Where the Holder claims that the Convertible Note has been lost, destroyed or wrongfully taken, the Corporation shall issue a new Convertible Note in place of the original Convertible Note bearing a number not contemporaneously outstanding if the Holder so requests by written notice to the Corporation actually received by the Corporation before it is notified that the Convertible Note has been acquired by a bona fide purchaser and the Holder has delivered to the Corporation an indemnity bond in such amount and issued by such surety as the Corporation deems reasonably satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Corporation may reasonably request.

4.   CONVERSION AT THE OPTION OF THE HOLDER

     4.1. Optional Conversion. At the option of the Holder and at any time or from time to time during the Conversion Period, all or any portion of the outstanding principal balance of this Convertible Note may be converted into that certain number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing such applicable balance of this Convertible Note by the effective Conversion Price (the "Conversion Shares").

     4.2. Conversion Procedures.

          (a) The conversion of this Convertible Note will be deemed to have been effected as of the close of business on the date on which the Holder delivers a notice of conversion (including via telecopy) to the Corporation of the conversion of this

_______________________________________________________________________________
CONVERTIBLE NOTE - Page 3

     Convertible Note (the "Conversion Date"). Any such notice must specify what portion of the outstanding principal balance of this Convertible Note is to be converted (the "Conversion Amount"). All Conversion Amounts must be in $1,000 increments.

          (b) Within five Business Days of the Conversion Date, the Holder shall surrender this Convertible Note at the principal office of the Corporation.

          (c) As soon as possible after a conversion has been effected (but in any event within five Business Days), the Corporation will deliver to the converting Holder a certificate or certificates representing the number of the Conversion Shares in such name or names and such denomination or denominations as the converting Holder has specified (the "Certificate Delivery"). If the Conversion Amount is less than the entire outstanding principal balance as of the Conversion Date, then the Corporation will also deliver to the converting Holder a new Convertible Note in the principal amount of any such remaining balance.

          (d) On the Conversion Date, the rights of the Holder of this Convertible Note to receive payment of the Conversion Amount will cease and the Person or Persons in whose name or names any certificate or certificates for Conversion Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (e) The issuance of certificates for the Conversion Shares will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this Convertible Note, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

          (f) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (f), be deliverable upon any conversion of this Convertible Note, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the Holder thereof equal to the fair market value of such fractional interest as of the date of conversion.

     4.3. Adjustments to Conversion Price. Upon the occurrence of any of the following events, the following adjustments to the Conversion Price shall be made:

          (a) If the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization or similar means, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such increase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such increase.

          (b) If the number of outstanding shares of Common Stock shall be reduced by a recapitalization, reverse stock split or otherwise, the Conversion Price shall be adjusted


_______________________________________________________________________________
CONVERTIBLE NOTE - Page 4
     by multiplying the Conversion Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such reduction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such reduction.

          (c) If the Corporation shall consolidate with, or merge into, another corporation, the Holder of this Convertible Note will thereafter receive, upon the conversion thereof, on equivalent terms of the Convertible Note, the securities or property to which the Holder of the number of shares of Common Stock then deliverable upon the conversion of this Convertible Note would have been entitled upon such consolidation or merger ("Other Securities"), and the Corporation shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Convertible Note.

5.   MISCELLANEOUS.

     5.1. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by this Convertible Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

     5.2. Modification of Convertible Note. This Convertible Note may be modified with the written consent of the Holder and the Corporation.

     5.3. Notices. Any notice required to be given under this Convertible Note shall be deemed to have been given when written notice, addressed as hereafter provided, is delivered by hand or is deposited in the United States mail, postage prepaid, certified mail, return receipt requested at the addresses specified below:

          (a)  If to the Corporation:

               Dial-Thru International Corporation
               8100 Jetstar Drive, Suite 100
               Irving, Texas  75083

          (b)  If to the Holder:

               ______________________
               ______________________
               ______________________

_______________________________________________________________________________
CONVERTIBLE NOTE - Page 5

The address of either the Corporation or the Holder may be changed upon giving notice in the manner specified above.

     5.4. Successors. All agreements of the Corporation and the Holder in this Convertible Note shall bind their successors.

     5.5. Severability. In case any provision in this Convertible Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Holder shall have no claim therefor against any party hereto.

     5.6. Miscellaneous.

          (a) This Convertible Note shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the body of law controlling conflicts of law.

          (b) The Holder by acceptance of this Convertible Note agrees to be bound by the provisions of this Convertible Note which are expressly binding on such Holder.

          (c) If either the Corporation or the Holder commences any legal proceeding to collect upon or enforce the terms of this Convertible Note, the prevailing party shall be entitled to recover, in addition to any damages, its reasonable attorneys' fees and costs incurred in connection with enforcing the terms of this Convertible Note.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated: February 4, 2000

                            DIAL-THRU INTERNATIONAL CORPORATION



                            By: _______________________________
                                       Roger D. Bryant
                                       Chairman


_______________________________________________________________________________
CONVERTIBLE NOTE - Page 6

                                   EXHIBIT A


                          Form of Contingent Warrant
                          --------------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                      Dial-Thru International Corporation

                         COMMON STOCK PURCHASE WARRANT

                                                        DATED:  August ___, 2000

----------------------------------------------------------------------------------------------
Number of Common Shares:           ______                    Holder: ___________________
Purchase Price:                    $2.75 per share                   ___________________
Expiration Date:                   August __, 2005           ___________________________
                                                                     ___________________

      For identification only. The governing terms of this Warrant are set forth below.
----------------------------------------------------------------------------------------------


     Dial-Thru International Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, _________________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to August __, 2005 (the "Exercise Period"), at the Purchase Price hereinafter set forth, _____ ____________ (_______) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. This Warrant has been issued pursuant to the terms of the Convertible Note and Warrant Subscription Agreement and a Convertible Note between the Company and the Holder issued in connection therewith, each dated as of February ___, 2000.

     The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $2.75; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" shall mean Dial-Thru International Corporation and any entity that shall succeed or assume the obligations of such corporation hereunder.


_______________________________________________________________________________

EXHIBIT A

          (b) The term "Common Stock" means the Company's common stock, .001 par value per share.

          (c) The term "Warrant Shares" means as of any date during the Exercise Period, that number of shares of Common Stock which shall be exercisable by the Holder hereof pursuant to the terms of this Warrant.

     1.   Exercise of Warrant.
          -------------------

          1.1. Method of Exercise. This Warrant may be exercised in whole or in
               ------------------
     part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of Warrant Shares at such time, by the Holder hereof by delivery to the Company at its principal office of (i) a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit
                                                                        -------
     A, (ii) evidence satisfactory to the Company of the authority of the person
     -
     executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and the other documents referred to herein (the "Exercise Date").

     1.2.  Regulation D Restrictions. The Holder hereof represents and warrants
           -------------------------
     to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

     2.   Delivery of Stock Certificates, etc., on Exercise. As soon as
          -------------------------------------------------
practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     3.  Adjustments on Certain Capital Transactions. On the occurrence of any
         -------------------------------------------
of the following events, the following adjustments to the rights granted under this Warrant shall be made:

_______________________________________________________________________________

EXHIBIT A

          3.1. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

          3.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

          3.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("Other Securities") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

     4.   Rights as a Shareholder. Holder shall not have any rights as a
          -----------------------
shareholder of the Company with respect to the shares subject to this Warrant.

     5.   Securities Law Requirements. Neither this Warrant nor the Warrant
          ---------------------------
Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows the shares have not been registered under the Securities Act or any state securities or blue sky laws,
(c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not


_______________________________________________________________________________

EXHIBIT A
solicit any offer to sell or sell all or any portion of the shares other than pursuant to an opinion of counsel reasonably satisfactory to the Company.

     6.   Reservation of Stock, etc. Issuable on Exercise of Warrant. The
          ----------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     7.   Replacement of Warrant. On receipt of evidence reasonably satisfactory
          ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     8.   Notices, etc. All notices and other communications hereunder shall be
          ------------
personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address of facsimile numbers as may have been furnished to each party by the other in writing.

     9.   Miscellaneous. This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [SIGNATURE PAGE FOLLOWS]

_______________________________________________________________________________

EXHIBIT A

     DATED as of August __, 2000.


                            DIAL-THRU INTERNATIONAL CORPORATION


                            By: _____________________________________
                            Name: ___________________________________
                            Title: __________________________________

                            Address:  8100 Jetstar Drive, Suite 100
                                      Irving, Texas  75063
                                      Fax: (972) 929-1616



                            HOLDER:
                            ------


                            _________________________________________

                            Address: _____________________
                                     _____________________
                                     _____________________
                                     Fax: ________________


_______________________________________________________________________________

EXHIBIT A

                                   EXHIBIT A


                     FORM OF NOTICE OF EXERCISE - WARRANT
                     ------------------------------------

               (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To Dial-Thru International Corporation

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ______________/1/ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor of $__________ as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _________________________________ whose address is ____________________________________________________________________.


Dated:  ____________________


                            __________________________________________________
                            (Name must conform to name of holder as specified on the face of the Warrant)



                            By: ______________________________________________
                            Name: ____________________________________________
                            Title: ___________________________________________


                            Address of holder:


                            __________________________________________________
                            __________________________________________________
                            __________________________________________________

Date of exercise: __________


________________________

/1/ Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.

________________________________________________________________________________

EXHIBIT A

                            Schedule of Information
                         Omitted from Convertible Note
                                (9 Notes Total)


Holder                         Note Amount
------                         -----------

John L. Strauss                 $  300,000
John D. Lelong                  $    50,00
Robert B. Irwin                 $  100,000
Henry Hermann                   $  200,000
Carl P. Jayson                  $   50,000
Peter P. Smith                  $  125,000
Lester V. Murphy                $   50,000
Fred Kull                       $   25,000
Brandon M. Dauson               $  100,000
                                ----------
     Total                      $1,000,000

________________________________________________________________________________

EXHIBIT 4.1